SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                 -----------------------------------------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 27, 1997


                           OCWEN FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    FLORIDA                        0-21341                       65-0039856
(STATE OR OTHER                  (COMMISSION                  (I.R.S. EMPLOYER
  JURISDICTION                   FILE NUMBER)                IDENTIFICATION NO.)
OF INCORPORATION)


                              THE FORUM, SUITE 1000
         1675 PALM BEACH LAKES BOULEVARD, WEST PALM BEACH, FLORIDA 33401
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


                                 (561) 681-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                                  PAGE 1 OF 14
                             EXHIBIT INDEX ON PAGE 4

ITEM 5.  OTHER EVENTS


The news release of Ocwen Financial Corporation (the "Company") dated October 27, 1997, as amended, regarding its financial results for the three and nine month periods ended September 30, 1997, including unaudited consolidated financial statements for the three and nine month periods ended September 30, 1997, are attached and filed herewith as Exhibit 99. The changes herein reflect the final financial information as determined in connection with the filing by the Company of its Form 10-Q for the fiscal quarter ended September 30, 1997, including the retroactive adjustment for the 2-for-1 stock split approved by the Company's Board of Directors on October 29, 1997.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

    (c)       Exhibits

              The following exhibit is filed as part of this report:


              (99) News release of Ocwen Financial Corporation dated October 27, 1997, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                 OCWEN FINANCIAL CORPORATION
                                 (Registrant)


                                 By: /s/ Mark S. Zeidman
                                 ---------------------------------------
                                         Mark S. Zeidman
                                         Senior Vice President and
                                         Chief Financial Officer




Date:   November 21, 1997

                                INDEX TO EXHIBIT




     EXHIBIT NO.       DESCRIPTION                                         PAGE
     -----------       -----------                                         ----


         99            News release of Ocwen Financial Corporation dated    5
                       October 27, 1997, as amended, regarding its financial results for the three and nine month periods ended September 30, 1997.

Ocwen Financial Corporation                                           Exhibit 99
1675 Palm Beach Lakes Blvd.
West Palm Beach, FL  33401
NYSE: symbol: OCN
--------------------------------------------------------------------------------
NEWS RELEASE:     IMMEDIATE                                     October 27, 1997

OCWEN FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

Ocwen Financial Corporation ("Ocwen" or the "Company") reported net income of $20.2 million in the third quarter of 1997, 101% higher than the third quarter of 1996. Earnings per share for the quarter were $0.35 versus $0.19 for the same period a year ago. The Company's annualized return on average assets and annualized return on average common equity were 2.78% and 26.47%, respectively, in the third quarter of 1997 compared with 1.85% and 24.85%, respectively, in the third quarter of 1996.

Net income for the nine months ended September 30, 1997 totaled $56.0 million, up 123% from the same period in 1996. Earnings per share were $1.01 for the nine months ended September 30, 1997 versus $0.47 for the same period in 1996.


THIRD QUARTER AND NINE MONTHS RESULTS AT A GLANCE        Third Quarter           Nine Months
--------------------------------------------------------------------------------------------------
In thousands of dollars, except per share data         1997        1996        1997        1996
--------------------------------------------------------------------------------------------------
Revenues                                            $ 63,359    $ 36,213    $ 179,109    $ 93,073
Provision for loan losses                             (4,088)     (4,469)     (21,739)    (18,839)
Operating expenses                                   (31,219)    (21,531)     (84,995)    (47,085)
Income tax expense                                    (6,179)       (157)     (14,911)     (2,067)
Net income                                            20,165      10,056       55,998      25,082

Net income per share                                    0.35        0.19         1.01        0.47
--------------------------------------------------------------------------------------------------


ALL REFERENCES BELOW REGARDING CHANGES ARE BASED ON COMPARISONS TO THE SAME PERIOD A YEAR AGO.

Revenues rose $ 27.1 million or 75% in the third quarter of 1997 from a year ago and were up 92% for the nine months ended September 30, 1997.

o Net interest income before provision for loan losses increased $20.5 million or 121% to $37.4 million in the third quarter of 1997. The increase in net interest income during the third quarter of 1997 was largely due to significant increases in the average balance of interest-earning assets, primarily discount loans, and an increase in net interest margin due largely to additional interest received in connection with the payoff of loans held in the loan portfolio. In the nine months ended September 30, 1997, net interest income increased $21.5 million or 35% to $82.8 million. The increase in net interest income during the nine months ended September 30, 1997 was due to significant increases in the average balance of interest-earning assets, primarily discount loans, offset in part by a decline in net interest margin.

o Non-interest income increased $10.3 million or 68% to $25.4 million in the third quarter of 1997. This increase is due primarily to a $6.3 million gain included in other income recognized in connection with the sale of an investment in a low-income housing tax credit interest and a $6.2 million increase in servicing fees and other charges which reflects a significant increase in loans serviced for others, offset in part by a $2.0 million decline in gains on sales of interest earning assets. In the nine months ended September 30, 1997, non-interest income rose 202% to $80.1 million.

o Equity in earnings of the Company's investment in joint ventures amounted to $546,000 in the third quarter of 1997 as compared to $4.1 million in the third quarter of 1996, a decline of $3.6 million or 87% as a result of the declining asset base of the joint ventures. Equity in earnings of investment in joint ventures amounted to $16.2 million for the nine months ended September 30, 1997 as compared to $5.2 million for the same period in 1996.

--------------------------------------------------------------------------------
Contact:             Christine A. Reich, Managing Director        (561) 681-8569

Operating expenses rose $9.7 million or 45% in the third quarter of 1997.

o    Compensation  and  employee  benefits   increased  $12.0  million  or  143%
     primarily due to a 135% increase in the average number of employees and increased employee profit sharing expense in line with improved earnings.

o    Occupancy and equipment expense increased $2.9 million or 134%.

o Operating expenses for the third quarter of 1996 included a $7.1 million non-recurring expense related to the Federal Deposit Insurance Corporation's assessment to recapitalize the Savings Association Insurance Fund ("SAIF").

Operating expenses increased $37.9 million or 81% in the nine months ended September 30, 1997.


RECENT DEVELOPMENTS

On August 1, 1997 shares of the Company's common stock began trading on the New York Stock Exchange ("NYSE") under the symbol "OCN". The Company's common stock had traded on the NASDAQ National Market System under the symbol "OCWN" since September 1996, when the Company completed its initial public offering. Upon effectiveness of the NYSE listing, the Company delisted its common stock from NASDAQ.

On August 6, 1997 the Securities and Exchange Commission ("SEC") declared effective a Form S-1 registration statement with respect to the offering by the Company to the public of 3,000,000 shares (plus up to 450,000 shares pursuant to the underwriters' over-allotment option) of newly-issued common stock. The offering of such common stock, which closed on August 12, 1997, resulted in estimated net proceeds to the Company of $123.4 million. Concurrently on August 6, 1997, the SEC declared effective a Form S-1 registration statement with respect to the offering by Ocwen Capital Trust I, a newly-formed Delaware business trust and subsidiary of Ocwen, of $125.0 million of 10 7/8% Capital Securities. The offering of the 10 7/8% Capital Securities, which also closed on August 12, 1997, resulted in estimated net proceeds to the Company of $120.7 million. On September 4, 1997 the underwriters exercised their over-allotment option to purchase 450,000 shares of common stock. The exercise of such option, which closed on September 9, 1997 resulted in net proceeds to the Company of $18.6 million.

On September 24, 1997 the Company and UBS Mortgage Finance, Inc. ("UBS") were jointly awarded approximately 11,000 single-family discount loans with an unpaid principal balance of approximately $700.0 million auctioned by the Department of Housing and Urban Development. As between the Company and UBS, Ocwen was allocated 5,461 of those loans with an aggregate principal balance of $346.0 million.

On September, 25 1997 the Company completed the securitization of 910 sub-prime single-family residential mortgage loans with an aggregate unpaid principal balance of $102.2 million. The Company recorded total gains of $5.4 million on
the  sale  of  the  senior  classes  of  securities  in  connection   with  this
transaction. The Company continues to service the loans for a fee and has retained an interest in the related residual class security.

On September 26, 1997 the Company completed the sale of its investment in a low-income housing tax credit project and realized a gain of $6.3 million on proceeds of $22.0 million.


THE REMAINDER OF THIS RELEASE CONTAINS INFORMATION ON SPECIFIC AREAS OF RESULTS, A FINANCIAL SUMMARY, AND THE CONSOLIDATED FINANCIAL STATEMENTS.

REVENUES

NET INTEREST INCOME


Interest income of $77.3 million for the third quarter of 1997 increased by $33.2 million or 75% over that of the third quarter of 1996 as a result of an $863.9 million or 55% increase in the average balance of interest-earning assets, of which $527.7 million is related to discount loans, and a 144 basis point increase in the average yield earned. The average yield on interest-earning assets was 12.76% and 11.32% in the third quarter of 1997 and 1996, respectively, and 11.48% and 12.25% in the nine months ended September 30, 1997 and 1996, respectively. The increase in yield for the three months ended
September 30, 1997 is primarily attributable to the loan portfolio which realized $5.5 million of additional interest received in connection with the payoff of three loans secured by hotel and office properties. The decline in yield for the nine months ended September 30, 1997 was primarily attributable to a $404 million increase in the average balance of single-family discount loans held coupled with the Company's decision to cease accretion of discount on such loans effective January 1, 1997. As a result of the Company's decision to cease accretion of discount, the Company now recognizes income on its nonperforming single-family loans at the time of payoff or sale rather than over the anticipated holding period.

Interest expense of $39.9 million for the third quarter of 1997 increased by $12.7 million or 47% over the comparable period in the prior year as a result of a $660.2 million or 39% increase in the average balance of interest-bearing liabilities, of which $499.2 million is related to certificates of deposits, and a 36 basis point increase in the average rate paid. For the nine months ended September 30, 1997, interest expense amounted to $116.0 million, a $33.7 million or 41% increase over the same period of the prior year. The average rate paid on interest-bearing liabilities was 6.76% and 6.40% in the third quarter of 1997 and 1996, respectively, and 6.66% and 6.42% in the nine months ended September 30, 1997 and 1996, respectively.

As a result of the above, net interest income before provision for loan losses of $37.4 million for the third quarter of 1997 increased by $20.5 million or 121% from the third quarter of 1996 and the net interest margin for the third quarter of 1997 increased to 6.17% from 4.34% for the third quarter of 1996. Net interest income of $82.8 million for the nine months ended September 30, 1997 increased $21.5 million or 35% over the comparable period of the prior year and the net interest margin declined 45 basis points to 4.78%.


EQUITY IN EARNINGS OF INVESTMENT IN JOINT VENTURE

During the third quarter of 1997, the Company recorded $546,000 of income related to its investment in joint ventures as compared to $4.1 million in the third quarter of 1996. The Company's pro rata share of the income from the joint ventures in the third quarter of 1997 consisted primarily of net interest income. Equity in earnings of investment in joint ventures amounted to $16.2 million for the nine months ended September 30, 1997 and includes a $9.2 million net gain related to the securitization of single-family residential loans in the first quarter and the recapture of $3.2 million of valuation allowances established in 1996 by the Company on its equity investment in joint ventures as a result of the resolution and securitization of loans. The Company acts as the servicer for the loans previously securitized as well as the remaining loans held by the joint venture.

NON-INTEREST INCOME

Non-interest income of $25.4 million for the third quarter of 1997 increased by $10.3 million from that of the third quarter of 1996 primarily due to a $6.2 million increase in servicing fees and other charges and a $6.3 million gain included in other income recognized in connection with the sale of an investment in a low-income housing tax credit project, offset in part by a $2.0 million decrease in gains on sales of interest earning assets. Gains on sales of interest earning assets for the third quarter of 1997 of $6.0 million is primarily comprised of a $5.4 million gain recognized in connection with the securitization of 910 sub-prime single-family residential mortgage loans with an aggregate unpaid principal balance of $102.2 million.

Non-interest income of $80.1 million for the nine months ended September 30, 1997 increased by $53.6 million from the same period in 1996. Gains on sales of interest-earning assets for the nine months ended September 30, 1997 increased by $28.6 million from the same period in 1996 and includes gains of $9.5 million and $16.8 million earned during the first and second quarter, respectively, in connection with the securitization of discount mortgage loans. Servicing fees and other charges increased $15.5 million during the nine months ended September 30, 1997 as compared to the same period in 1996. The increases in servicing fees and other charges reflect an increase in loan servicing and related fees as a result of an increase in loans serviced for others. The average unpaid principal balance of loans serviced for others amounted to $3.03 billion and $1.03 billion during the third quarter of 1997 and 1996, respectively, and $2.52 billion and $645.1 million during the nine months ended September 30, 1997 and 1996, respectively. At September 30, 1997 Ocwen serviced loans for third parties totaling $3.44 billion.

PROVISION FOR LOAN LOSSES

The Company's provision for loan losses amounted to $4.1 million and $4.5 million for the third quarter of 1997 and 1996, respectively, and $21.7 million and $18.8 million for the nine months ended September 30, 1997 and 1996, respectively. At September 30, 1997 Ocwen had allowances for losses of $18.3 million and $5.2 million on its discount loan and loan portfolios, respectively, which amounted to 1.23% and 1.31% of the respective balances. The Company maintained reserves of 1.1% and 0.9% on its discount loans and loan portfolios, respectively, at December 31, 1996.

OPERATING EXPENSES

Non-interest expense of $31.2 million for the third quarter of 1997 increased by $9.7 million or 45% as compared to the same period for 1996. Compensation and employee benefits increased by $12.0 million as the average number of employees increased to 944 from 402 and the accrual for employee profit sharing expense increased by $4.4 million over that of the third quarter of 1996. Occupancy and equipment expense increased $2.9 million primarily due to an increase in data processing costs, general office equipment expenses and rent expense, all largely attributable to the increase in leased corporate and loan production office space and the increase in employees discussed above. Other operating expenses increased $1.1 million primarily due to a $763,000 increase in loan related expenses. Operating expenses for the third quarter of 1996 includes a $7.1 million non-recurring assessment to recapitalize the SAIF. Non-interest expense of $85.0 million for the nine months ended September 30, 1997 increased $37.9 million or 81% over the comparable period in the prior year, with compensation and employee benefits accounting for $31.9 million of the increase.

INCOME TAXES

Income tax expense amounted to $6.2 million and $157,000 during the third quarter of 1997 and 1996, respectively, and $14.9 million and $2.1 million for the nine months ended September 30, 1997 and 1996, respectively. The Company's income tax expense is reported net of tax credits of $3.9 million and $2.3 million for the third quarter of 1997 and 1996, respectively, and $10.3 million and $7.2 million for the nine months ended September 30, 1997 and 1996, respectively, resulting from investments in low-income housing tax credit interests. Exclusive of such amounts, the Company's effective tax rate amounted to 38.3% and 33.4% during the third quarter of 1997 and 1996, respectively, and 35.8% and 34.3% for the nine months ended September 30, 1997 and 1996, respectively.

ASSETS


At September 30, 1997 the Company had $2.96 billion of total assets as compared to $2.48 billion at December 31, 1996. Ocwen acquired discount loans with a combined total unpaid principal balance of approximately $446 million and $1.29 billion during the three and nine months ended September 30, 1997, respectively, as compared to $510 million and $671 million during the three and nine months ended September 30, 1996, respectively. In addition, Ocwen purchased and originated single-family residential loans to sub-prime borrowers totaling approximately $161 million and $348 million during the three and nine months ended September 30, 1997, respectively.


CAPITAL

Stockholders' equity increased 105% during the nine months ended September 30, 1997 from $203.6 million at December 31, 1996 to $418.0 million at September 30, 1997 primarily attributable to net income of $56.0 million and the proceeds resulting from the sale of 3,450,000 shares of common stock. At September 30, 1997 stockholders' equity included $4.5 million of net unrealized gains on securities available for sale, net of related deferred taxes of $2.7 million, and $13.4 million of net unrealized gains on equity securities, net of related deferred taxes of $1.8 million, compared with $3.5 million of net unrealized gains on securities available for sale at December 31, 1996, net of related deferred taxes of $2.0 million.

Ocwen Federal Bank FSB (the "Bank"), the Company's primary subsidiary, had total stockholders' equity of $271.6 million and $228.2 million at September 30, 1997 and December 31, 1996, respectively. The Bank's core and tangible capital ratios were 10.48% and its total risk-based capital ratio was 13.99% at September 30, 1997.

ATTACHED ARE THE FINANCIAL SUMMARY, THE AVERAGE BALANCE AND RATE ANALYSIS TABLES AND THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS WHICH ARE UNAUDITED.

OCWEN FINANCIAL CORPORATION
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                          At or for the Three                        At or for the Nine
                                                      Months ended September 30,                 Months ended September 30,
                                               ------------------------------------------ ------------------------------------------
                                                                                    %                                          %
                                                                                Increase/                                  Increase/
                                                    1997           1996        (Decrease)      1997            1996       (Decrease)
                                               -----------     -----------    ----------- -----------     -----------    -----------
OPERATIONS DATA:

Interest income ............................   $    77,326     $    44,145         75%    $   198,795     $   143,602         38%
Interest expense ...........................        39,944          27,217         47         115,976          82,253         41
                                               -----------     -----------                -----------     -----------

Net interest income ........................        37,382          16,928        121          82,819          61,349         35
Provision for loan losses ..................         4,088           4,469         (9)         21,739          18,839         15
                                               -----------     -----------                -----------     -----------
   Net interest income after provision for
   loan losses .............................        33,294          12,459        167          61,080          42,510         44
                                               -----------     -----------                -----------     -----------
Servicing fees and other charges ...........         7,321           1,158        532          17,402           1,945        795
Gain on sale of interest-earning assets, net         5,999           7,979        (25)         46,142          17,580        162
Other non-interest income ..................        12,111           6,009        102          16,526           6,982        137
                                               -----------     -----------                -----------     -----------
   Total non-interest income ...............        25,431          15,146         68          80,070          26,507        202
                                               -----------     -----------                -----------     -----------
Compensation and employee benefits .........        20,471           8,431        143          55,069          23,170        138
SAIF recapitalization assessment ...........            --           7,140       (100)             --           7,140       (100)
Other non-interest expense .................        10,748           5,960         80          29,926          16,775         78
                                               -----------     -----------                -----------     -----------
   Total non-interest expense ..............        31,219          21,531         45          84,995          47,085         81
                                               -----------     -----------                -----------     -----------
Distributions on Company-obligated,
   mandatorily redeemable securities of
   subsidiary trust holding solely junior
   subordinated debentures of the Company ..         1,850              --         --           1,850              --         --
Equity in earnings of investment in joint
   ventures ................................           546           4,139        (87)         16,220           5,217        211
                                               -----------     -----------                -----------     -----------
   Income before income taxes ..............        26,202          10,213        157          70,525          27,149        160
Income tax expense .........................        (6,179)           (157)     3,836         (14,911)         (2,067)       621
Minority interest ..........................           142              --         --             384              --         --
                                               -----------     -----------                -----------     -----------
   Net income ..............................   $    20,165     $    10,056        101     $    55,998     $    25,082        123
                                               ===========     ===========                ===========     ===========


Earnings per share .........................   $      0.35     $      0.19         84     $      1.01     $      0.47        115
                                               ===========     ===========                ===========     ===========


KEY RATIOS:

Net interest spread ........................          6.00%           4.92%        22%           4.82%           5.83%       (17)%
Net interest margin ........................          6.17%           4.34%        42            4.78%           5.23%        (9)

Annualized Return  on Average:
    Assets (1) .............................          2.78%           1.85%        50            2.71%           1.54%        76
    Equity .................................         26.47%          24.85%         7           29.86%          22.14%        35
Efficiency Ratio (2) .......................         49.27%          42.30%        16           47.45%          43.91%         8




AVERAGE BALANCES:
Securities available for sale ..............   $   232,957     $   256,926         (9)%   $   293,393     $   286,935          2%
Loan portfolio .............................       412,520         325,830         27         427,749         305,458         40
Discount loan portfolio ....................     1,216,417         688,756         77       1,228,267         640,585         92
Total interest-earning assets ..............     2,423,833       1,559,942         55       2,308,516       1,563,579         48
Total assets ...............................     2,903,514       1,943,091         49       2,747,893       1,934,074         42


Deposits ...................................     2,000,512       1,514,793         32       2,022,407       1,506,836         34
Total interest-bearing liabilities .........     2,362,201       1,701,987         39       2,322,348       1,709,455         36
Total liabilities ..........................     2,598,744       1,781,213         46       2,497,816       1,783,018         40
Total stockholders' equity .................       304,770         161,878         88         250,077         151,056         66


------------------------------------
(1) Includes the Company's pro rata share of average assets held by the joint venture
(2) Before provision for loan losses and SAIF recapitalization assessment, and including equity in earnings of investment in joint venture. Inclusive of the SAIF recapitalization assessment, the efficiency ratios for the three and nine months ended September 30, 1997 would have been 59.46% and 50.59%, respectively.

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE / RATE ANALYSIS


                                                          Three Months Ended September 30,
                                    -------------------------------------------------------------------------
                                                     1997                               1996
                                    -------------------------------------  ----------------------------------
                                     Average                   Annualized   Average                Annualized
                                     Balance       Interest    Yield/Rate   Balance    Interest    Yield/Rate
                                    ---------    -----------   ----------  ---------   --------    ----------
                                                                  (Dollars in thousands)
AVERAGE ASSETS:

Federal funds sold and
  repurchase agreements .......   $   341,868    $     4,844       5.67% $  126,121  $  1,742         5.52%

Securities available for sale .       232,957          8,087      13.89     256,926     5,890         9.17
Loans available for sale ......       172,053          4,267       9.92     116,806     2,685         9.19
Investment securities and
  other .......................        48,018          1,333      11.10      45,503     1,073         9.43
Loan portfolio ................       412,520         16,425      15.93     325,830     8,961        11.00
Discount loan portfolio .......     1,216,417         42,370      13.93     688,756    23,794        13.82
                                  -----------    -----------             ----------  --------

     Total interest-earning
      assets, interest income .     2,423,833         77,326      12.76   1,559,942    44,145        11.32
                                                 -----------                         --------
Non-interest earning cash .....         6,061                                 6,639
Allowance for loan losses .....       (25,415)                              (14,048)

Investments in low-income-
  housing tax credit interests.        95,399                               100,015
Investment in joint ventures ..        25,552                                62,192
Real estate owned, net ........       139,143                               126,458

Other assets ..................       238,941                               101,893
                                  -----------                            ----------
     Total assets .............   $ 2,903,514                            $1,943,091
                                  ===========                            ==========

AVERAGE LIABILITIES AND
  STOCKHOLDERS' EQUITY:
Interest-bearing demand
  deposits.....................   $    34,521    $       282       3.27% $   46,444  $    334         2.88%
Savings deposits...............         1,933             11       2.28       3,505        20         2.28
Certificates of deposit........     1,964,058         30,764       6.27   1,464,844    22,434         6.13
                                  -----------    -----------             ----------  --------
     Total interest-bearing
      deposits.................     2,000,512         31,057       6.21   1,514,793    22,788         6.02
Notes, debentures and other....       358,058          8,823       9.86     115,696     3,471        12.00

Securities sold under
  agreements to repurchase.....         3,075             56       7.28          --        --           --
Federal Home Loan Bank
  advances.....................           556              8       5.76      71,498       958         5.36
                                  -----------    -----------             ----------  --------
     Total interest-bearing
      liabilities, interest
      expense..................     2,362,201         39,944       6.76   1,701,987    27,217         6.40
                                                 -----------                         --------

Non-interest bearing deposits          37,269                                15,966
Escrow deposits................        80,840                                12,493
Other liabilities..............       118,434                                50,767
                                  -----------                            ----------

     Total liabilities.........     2,598,744                             1,781,213

Stockholders' equity...........       304,770                               161,878
                                 ------------                            ----------

     Total liabilities and
       stockholders' equity....  $  2,903,514                            $1,943,091
                                 ============                            ==========

Net interest income before
  provision for loan losses....                  $    37,382                         $ 16,928
                                                 ===========                         ========

Net interest spread............                                    6.00%                              4.92%
Net interest margin ...........                                    6.17                               4.34

Ratio of interest earning
  assets to interest bearing
  liabilities .................         102.6%                                 91.7%


                                                                 11

OCWEN FINANCIAL CORPORATION
AVERAGE BALANCE / RATE ANALYSIS

                                                              Nine Months Ended September 30,
                                        -----------------------------------------------------------------------
                                                          1997                               1996
                                        -------------------------------------  --------------------------------
                                         Average                   Annualized   Average              Annualized
                                         Balance        Interest   Yield/Rate   Balance    Interest  Yield/Rate
                                        ---------     -----------  ----------  --------   ---------  ----------
                                                                   (Dollars in thousands)
AVERAGE ASSETS:

Federal funds sold and
  repurchase agreements ...........   $   179,132     $     7,296      5.43% $   90,709   $  3,840       5.64%

Securities available for sale .....       293,393          22,770     10.35     286,935     19,954       9.27
Securities held for trading .......         4,393             248      7.53          --         --         --
Loans available for sale ..........       142,194          11,091     10.40     198,941     14,169       9.50
Investment securities and other ...        33,388           2,759     11.02      40,951      3,053       9.94
Loan portfolio ....................       427,749          37,791     11.78     305,458     26,734      11.67
Discount loan portfolio ...........     1,228,267         116,840     12.68     640,585     75,852      15.79
                                      -----------     -----------            ----------   --------

    Total interest-earning
      assets, interest income .....     2,308,516         198,795     11.48   1,563,579    143,602      12.25
                                                      -----------                         --------

Non-interest earning cash .........         9,872                                 6,461
Allowance for loan losses .........       (21,274)                               (9,554)
Investments in low-income-housing
  tax credit interests.............        95,525                                92,767
Investment in joint ventures ......        39,772                                39,442
Real estate owned, net ............       117,966                               143,819
Other assets ......................       197,516                                97,560
                                      -----------                            ----------

    Total assets ..................   $ 2,747,893                            $1,934,074
                                      ===========                            ==========


AVERAGE LIABILITIES AND
 STOCKHOLDERS' EQUITY:
Interest-bearing demand
  deposits ........................   $    33,940     $     1,005      3.95% $   48,073   $    785       2.18%
Savings deposits ..................         2,197              38      2.31       3,458         60       2.31
Certificates of deposit ...........     1,986,270          91,278      6.13   1,455,305     67,389       6.17
                                      -----------     -----------            ----------   --------
    Total interest-bearing
      deposits ....................     2,022,407          92,321      6.09   1,506,836     68,234       6.04
Notes, debentures and other .......       276,385          22,686     10.94     115,992     10,344      11.89

Securities sold under
  agreements to repurchase ........        12,760             533      5.57      15,862        685       5.76

Federal Home Loan Bank advances ...        10,796             436      5.38      70,765      2,990       5.63
                                      -----------     -----------            ----------   --------

    Total interest-bearing
      liabilities, interest expense     2,322,348         115,976      6.66   1,709,455     82,253       6.42
                                                      -----------                         --------
Non-interest bearing deposits .....        26,986                                 9,352
Escrow deposits ...................        74,853                                11,452
Other liabilities .................        73,629                                52,759
                                      -----------                            ----------
    Total liabilities .............     2,497,816                             1,783,018
Stockholders' equity ..............       250,077                               151,056
                                      -----------                            ----------


    Total liabilities and
       stockholders' equity .......   $ 2,747,893                            $1,934,074
                                      ===========                            ==========
Net interest income before
  provision for loan losses .......                   $    82,819                         $ 61,349
                                                      ===========                         ========
Net interest spread ...............                                    4.82%                             5.83%
Net interest margin ...............                                    4.78                              5.23
Ratio of interest earning
  assets to interest bearing
  liabilities .....................          99.4%                                 91.5%


                                                                 12

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

-----------------------------------------------------------------------------------------------------------------
                                                                                     September 30,   December 31,
                                                                                         1997            1996
                                                                                     -------------   ------------
                                                                                      (Unaudited)      (Audited)

ASSETS
Cash and amounts due from depository institutions ...............................   $    15,641    $     6,878
Interest bearing deposits .......................................................         7,469         13,341
Federal funds sold and repurchase agreements ....................................        82,844         32,000
Securities held for trading .....................................................            --         75,606
Securities available for sale, at market value ..................................       264,723        354,005
Loans available for sale, at lower of cost or market ............................       190,012        126,366
Investment securities, net ......................................................        54,042          8,901
Loan portfolio, net .............................................................       392,523        402,582
Discount loan portfolio, net ....................................................     1,471,251      1,060,953
Principal, interest and dividends receivable ....................................        15,133         16,821
Investments in low income housing tax credit interests ..........................        92,329         93,309
Investment in joint ventures ....................................................        23,931         67,909
Real estate owned, net ..........................................................       149,357        103,704
Investment in real estate .......................................................        57,244         41,033
Premises and equipment, net .....................................................        19,710         14,619
Income taxes receivable .........................................................        20,876         15,115
Deferred tax asset ..............................................................        14,649          5,860
Excess of purchase price over net assets acquired ...............................        10,854             --
Other assets ....................................................................        73,712         44,683
                                                                                    -----------    -----------
                                                                                    $ 2,956,300    $ 2,483,685
                                                                                    ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES:
   Deposits .....................................................................   $ 1,970,952    $ 1,919,742
   Advances from the Federal Home Loan Bank .....................................            --            399
   Securities sold under agreements to repurchase ...............................         3,075         74,546
   Notes, debentures and other interest bearing obligations .....................       368,287        225,573
   Accrued expenses, payables and other liabilities .............................        69,556         59,829
                                                                                    -----------    -----------
     Total liabilities ..........................................................     2,411,870      2,280,089
                                                                                    -----------    -----------


Company-obligated, mandatorily redeemable securities of subsidiary trust holding
   solely junior subordinated debentures of the Company .........................       125,000             --


Minority interest ...............................................................         1,386             --


Commitments and contingencies


STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued
     and outstanding ............................................................            --             --
   Common stock, $.01 par value; 200,000,000 shares authorized; 60,505,220 and
     53,488,340 shares issued and outstanding at September 30, 1997 and December
     31, 1996, respectively .....................................................           605            535
   Additional paid-in capital ...................................................       164,790         22,990
   Retained earnings ............................................................       236,415        180,417
   Unrealized gain on securities available for sale and equity securities, net of
     taxes ......................................................................        17,933          3,486
   Notes receivable on exercise of common stock options .........................        (1,699)        (3,832)
                                                                                    -----------    -----------
     Total stockholders' equity .................................................       418,044        203,596
                                                                                    -----------    -----------
                                                                                    $ 2,956,300    $ 2,483,685
                                                                                    ===========    ===========



                                                                 13

OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------
                                                                         Three Months                    Nine months
                                                                ----------------------------    ----------------------------
For the periods ended September 30,                                 1997            1996            1997             1996
-------------------------------------------------------------   ------------    ------------    ------------    ------------

Interest income:
   Federal funds sold and repurchase agreements .............   $      4,844    $      1,742    $      7,296    $      3,840
   Securities available for sale ............................          8,087           5,890          22,770          19,954
   Securities held for trading ..............................             --              --             248              --
   Loans available for sale .................................          4,267           2,685          11,091          14,169
   Loans ....................................................         16,425           8,961          37,791          26,734
   Discount loans ...........................................         42,370          23,794         116,840          75,852
   Investment securities and other ..........................          1,333           1,073           2,759           3,053
                                                                ------------    ------------    ------------    ------------
                                                                      77,326          44,145         198,795         143,602
                                                                ------------    ------------    ------------    ------------
Interest expense:
   Deposits .................................................         31,057          22,788          92,321          68,234
   Securities sold under agreements to repurchase ...........             56              --             533             685
   Advances from the Federal Home Loan Bank .................              8             958             436           2,990
   Notes, debentures and other interest bearing obligations .          8,823           3,471          22,686          10,344
                                                                ------------    ------------    ------------    ------------
                                                                      39,944          27,217         115,976          82,253
                                                                ------------    ------------    ------------    ------------
      Net interest income before provision for loan losses ..         37,382          16,928          82,819          61,349

Provision for loan losses ...................................          4,088           4,469          21,739          18,839
                                                                ------------    ------------    ------------    ------------
      Net interest income after provision for loan losses ...         33,294          12,459          61,080          42,510
                                                                ------------    ------------    ------------    ------------
Non-interest income:
  Servicing fees and other charges ..........................          7,321           1,158          17,402           1,945
  Gains on sales of interest earning assets, net ............          5,999           7,979          46,142          17,580
  Gain on real estate owned, net ............................          4,793           5,495           8,628           4,467
  Other income ..............................................          7,318             514           7,898           2,515
                                                                ------------    ------------    ------------    ------------
                                                                      25,431          15,146          80,070          26,507
                                                                ------------    ------------    ------------    ------------
Non-interest expense:
  Compensation and employee benefits ........................         20,471           8,431          55,069          23,170
  Occupancy and equipment ...................................          5,029           2,151          11,818           6,378
  Net operating loss (income) on investments in real estate
     and certain low-income housing tax credit interests ....            622            (161)          1,819             (99)
  Savings Association Insurance Fund
     recapitalization assessment ............................             --           7,140              --           7,140
  Other operating expenses ..................................          5,097           3,970          16,289          10,496
                                                                ------------    ------------    ------------    ------------
                                                                      31,219          21,531          84,995          47,085
                                                                ------------    ------------    ------------    ------------
  Distributions on Company-obligated, mandatorily redeemable securities of subsidiary trust holding solely junior
   subordinated debentures of the Company ...................          1,850              --           1,850              --

Equity in earnings of investment in joint ventures ..........            546           4,139          16,220           5,217

     Income before income taxes .............................         26,202          10,213          70,525          27,149
Income tax expense ..........................................         (6,179)           (157)        (14,911)         (2,067)
Minority interest in net loss of consolidated subsidiary ....            142              --             384              --
                                                                ------------    ------------    ------------    ------------
     Net income .............................................   $     20,165    $     10,056    $     55,998    $     25,082
                                                                ============    ============    ============    ============


Earnings per share:
     Net income .............................................   $       0.35    $       0.19    $       1.01    $       0.47
                                                                ============    ============    ============    ============

Weighted average common shares outstanding ..................     57,749,958      53,890,606      55,341,404      53,192,424
                                                                ============    ============    ============    ============


                                                                 14